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                                                                     EXHIBIT 1.8

                             CORPORATE VISION, INC.

                             * * * * * * * * * * * *

                                     BY LAWS


                                    ARTICLE I

                                     OFFICES


         Section 1. The registered office shall be located in Canton, Massachusetts.

         Section 2. The corporation may also have offices at such other places both within and without the Commonwealth of Massachusetts as the Board of Directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II

                         ANNUAL MEETING OF STOCKHOLDERS

         Section 1. All meetings of stockholders for the election of directors shall be held at 15 Dan Road, Canton, Commonwealth of Massachusetts. The time and place for the election of directors shall not be changed within sixty days next preceding the date on which such elections are to be held. If such change is made, a notice of the change must be given to stockholders at least twenty days before the election of directors.

         Section 2. Annual meetings of stockholders, commencing with the year 1989, shall be held on the first Friday in May, if not a legal holiday, and if a legal holiday, then on the secular day following, at 10:00 AM, at which they shall elect by a plurality vote a board of directors, and transact such other business as may properly be brought before the meeting. The election of directors need not be by ballot.

         Section 3. Written or printed notice of the annual meeting stating the place, day and hour of the meeting shall be given to each stockholder entitled to vote thereat not less than seven days before the date of the meeting.

                                   ARTICLE III

                       SPECIAL MEETING OF THE STOCKHOLDERS

         Section 1. Special meetings of stockholders for any purpose other than the election of directors may be held at such time and place within or without the Commonwealth of Massachusetts as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.
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         Section 2. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the articles of incorporation, may be called by the President, the Board of Directors, or the holders of not less than one-tenth of all the shares of stock entitled to vote at the meeting.

         Section 3. Written or printed notice of a special meeting of stockholders, stating the time, place and purpose or purposes thereof, shall be given to each stockholder entitled to vote thereat, at least seven days before the date fixed for the meeting.

                                   ARTICLE IV

                           QUORUM AND VOTING OF STOCK

         Section 1. The holders of a majority of the shares of stock issued and outstanding and entitled to vote, represented in person or by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the articles of incorporation. If, however, such quorum shall not be present or represented by proxy shall have the power to adjourn the meeting from time to time, without notice, other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

         Section 2. If a quorum is present, the affirmative vote of a majority of the shares of stock represented at the meeting shall be the act of the stockholders unless the vote of a greater number of shares of stock is required by law or the articles to incorporation.

         Section 3. Each outstanding share of stock, having voting power, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders. A stockholder may vote either in person or by proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact.

         In all elections for directors, every stockholder entitled to vote shall have the right to vote, in person or by proxy, the number of shares of stock owned by him, for as many persons as there are directors to be elected, or to cumulate the vote of said shares, and give one candidate as many votes as the number of directors multiplied by the number of his shares of stock- shall equal, or to distribute the votes on the same principle among as many candidates as he may see fit.


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                                    ARTICLE V

                                    DIRECTORS

         Section 1. Directors need not be residents of the Commonwealth of Massachusetts nor stockholders of the. corporation. The directors, other than the first Board of Directors, shall be elected at the annual meeting of the stockholders and each director elected shall serve until the next succeeding annual meeting of stockholders. The number of directors shall be not less than three nor more than twelve and shall be fixed or changed by resolution adopted by the holders of a majority of the shares present in person or by proxy at the Annual Meeting or at any meeting called for the purpose of electing directors.

         Section 2. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired portion of the term of his predecessor in office.

         Section 3. The business affairs of the corporation shall be managed by its Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the articles of incorporation of by these by laws directed or required to be exercised or done by the stockholders.

         Section 4. The directors may keep the books of the corporation, except such as are required by law to be kept within the state, outside of the Commonwealth of Massachusetts, at such place or places as they may from time to time determine.

         Section 5. The Board of Directors, by the affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the corporation as directors, officers, or otherwise.

                                   ARTICLE VI

                       MEETINGS OF THE BOARD OF DIRECTORS

         Section 1. Meetings of the Board of Directors, regular or special, may be held either within or without the Commonwealth of Massachusetts.

         Section 2. The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be fixed

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by the vote of the stockholders at the annual meeting and not notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present, or it may convene at such place and time as shall be fixed by the consent in writing to all the directors.

         Section 3. Regular meetings of the Board of Directors may be held upon such notice, or without notice, and at such time and at such place as shall from time to time be determined by the Board.

         Section 4. Special meetings of the Board of Directors may be called by the Chairman of the Board, the Vice Chairman of the Board, the President or any Vice President on three (3) days' notice to each director, either personally or by mail or by telegram; special meetings shall be called by the President or the Clerk in like manner and on like notice on the written request of two directors.

         Section 5. Attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of waiver of notice of such meeting.

         Section 6. A majority of the directors shall constitute a quorum for the transaction of business unless a greater number is required by law or by the articles of incorporation. The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by statute or by the articles of incorporation. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

                                   ARTICLE VII

                               EXECUTIVE COMMITTEE

         Section 1. The Board of Directors, by resolution adopted by a majority of the number of directors fixed by the by laws or otherwise, may designate two or more directors to constitute an executive committee, which committee, to the extent provided in such resolution, shall have and exercise all of the authority of the Board of Directors in the management of the corporation, except as otherwise required by law. Vacancies in the membership of the committee shall be filled by the Board of Directors at a regular or special meeting of the Board of Directors. The

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executive committee shall keep regular minutes of its proceedings and report the same to the Board when required.

                                  ARTICLE VIII

                                     NOTICES

         Section 1. Whenever, under the provisions of the statutes or of the articles of incorporation or of these by laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram.

         Section 2. Whenever any notice whatsoever is required to be given under the provisions of the statutes or under the provisions of the articles of incorporation or these by laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                                   ARTICLE IX

                                    OFFICERS

         Section 1. The general officers of the corporation shall consist of a Chairman of the Board, a Vice Chairman of the Board, a President, an Executive Vice President, one or more other Vice Presidents, a Clerk, one or more Assistant Clerks, a Treasurer, one or more Assistant Treasurers, and such other officers as may from time to time be determined by the Board of Directors, all of whom shall have such duties and authority as may be prescribed by the Board of Directors. The Board of Directors need not fill the offices of Chairman of the Board, Vice Chairman of the Board, and Executive Vice President. Any two or more of such offices, other than those of clerk and Assistant Clerk or Treasurer and Assistant Treasurer, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument on behalf of the Corporation in more than one capacity. The officers shall hold office for one year and until their successors are chosen and shall qualify.

         Section 2. The Board of Directors at its first meeting after each annual meeting of stockholders shall choose a president, who need not be director, and shall choose one or more vice-presidents, a secretary and a treasurer, none of whom need be a member of the Board.


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         Section 3. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

         Section 4. The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors.

         Section 5. The Officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the corporation shall be filled by the Board of Directors.

         Section 6. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the stockholders and of the Board of Directors, is authorized to execute and deliver on behalf of the corporation contracts, leases and other agreements, and shall have such other powers and duties as may be prescribed by the Board of Directors.

         Section 7. Vice Chairman of the Board. The Vice Chairman of the Board in the absence of the Chairman of the Board, or in the event that office is vacant, shall preside at meetings of the stockholders and of the Board of Directors. He is authorized to execute and deliver on behalf of this corporation contracts, leases and other agreements, and shall have such other powers and duties as may be prescribed by the Board of Directors.

         Section 8. The President. The President, in the absence of the Chairman of the Board and Vice Chairman of the Board, or in the event those offices are vacant, shall preside at meetings of the stockholders and of the Board of Directors. He shall have general supervisory control over the affairs of the corporation, subject, however, to the direction of the Chairman of the Board and the Vice Chairman of the Board, when those offices are not vacant, and to the control of the Board of Directors. If the office of Executive Vice President is vacant, the President shall also perform the duties and be vested with the authority of that office. The President is authorized to execute and deliver on behalf of the corporation contracts, leases and other agreements, and certificates for shares.

         Section 9. The Executive vice President. The Executive Vice President, if one be elected by the Board of Directors, shall be the active operating executive officer of the corporation. He shall have general supervision, direction and active management of the business of the corporation, subject, however, to the supervision of the President and the control of the Board of Directors. He shall see that all orders and resolutions of the

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Board of Directors are carried into effect. He is authorized to execute and deliver on behalf of the corporation contracts, leases and other agreements and certificates for shares. He shall submit a complete and detailed report of the operations of the corporation for the fiscal year and of its financial condition to the Board of Directors at its first regular meeting held after such report becomes available and to the stockholders at their annual meetings, and shall from time to time, report to the Board of Directors all matters within his knowledge which the interests of the corporation may require to be brought to its notice.

         Section 10. The Vice President. These Vice Presidents shall perform such duties, not inconsistent with these by laws as may be conferred upon them by these by laws or as may, from time to time, be assigned to them by the Board of Directors or the President. Each vice president is authorized to execute and deliver on behalf of the corporation all contracts, leases, extensions of leases and other agreements and certificates and certificates for shares. In the absence of the President or Executive Vice President, the Vice President designated by the President or Executive Vice President, as the case may be (or in the absence of such designation, the Vice President designated by the Board of Directors), shall perform the duties of the President or the Executive Vice President, and when so acting, shall have in addition to the powers herein specifically conferred, all the powers of the President or the Executive Vice President, for whom he is acting. The authority of Vice Presidents to sign in the name of the corporation all contracts, leases, extension of lease, and other agreements and certificates for shares shall be coordinate with like authority of the President and Executive Vice President.

         Section 11. The Clerk. The Clerk shall keep the minutes of all meetings of the Board of Directors and of the stockholders, in books provided by the corporation for such purpose. He shall give notice of meetings of the Board of Directors and stockholders. He shall prepare all lists of stockholders and their addresses required to be prepared by the provisions of any present or future status of the Commonwealth of Massachusetts. He is authorized to execute and deliver on behalf of the corporation, all contracts, leases, certificates for shares and other instruments, and may affix thereto the seal of the corporation. He shall have charges of such books and papers as the Board of Directors may direct. He shall file all reports to states and to the Federal Government, and in general, perform all duties which are incident to the office of Clerk of the corporation, subject at all times to the direction and control of the Board of Directors of the President or Executive Vice President.


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         Section 12. The Treasurer. The Treasurer shall receive and have the custody of all the funds and securities of the corporation. When necessary and proper, he shall endorse on behalf of this corporation all checks, notes or other obligations and evidences of the payment of money payable to the corporation or coming into this possession, and shall deposit the funds arising therefrom, together with all other funds of the corporation coming into his possession, in such banks as may be selected as deposing into his possession, in such banks as may be selected as depositories of the corporation or properly care for them in such other manner as the Board of Directors may direct. He shall be authorized to execute and deliver for and on behalf of the corporation all bills, notes and other evidences of indebtedness of the corporation and contracts, leases and agreements. Whenever required by the Board of Directors to do so, he shall exhibit a complete and true statement of his cash account, and of the securities and other property in his possession, custody or control.

         He shall cause to be entered regularly in books belonging to the corporation and to be kept for such purpose, a full and accurate amount of all money received and paid by him on account of the corporation, together with all other business transactions. He shall at all reasonable times, within the hours of business, exhibit the books and accounts to any director. He is authorized to sign with other officers certificates for shares of said corporation any may affix thereto the seal of the corporation. He shall perform all duties which are incident to the office of Treasurer of a corporation subject, however, at all times to the direction and control of the Board of Directors. If the Board of Directors shall so require, he shall give bond, in such sum and with such sureties as the Board of Directors may direct for the faithful performance of his duties and for the safe custody of the funds and property of the corporation coming into his possession.

         Section 13. Assistant Treasurers and Assistant Clerks. The Assistant Treasurers and Assistant Clerks shall perform such duties as may be prescribed hereunder or by the Board of Directors or by the President or Executive Vice President.

         In the absence or disability of the Treasurer, his duties may be performed by an Assistant Treasurer.

         In the absence or disability of the Clerk, his duties may be performed by an Assistant Clerk.

         Section 14. Statutory Duties. Each respective officer shall discharge any and every duty appertaining to his respective office, which is imposed on such officer by the provisions of any present or future statute of the Commonwealth of Massachusetts.


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                                    ARTICLE X

                             CERTIFICATES FOR SHARES

         Section 1. The shares of the corporation shall be represented by certificates signed by the President or a Vice President and the Treasurer or an Assistant Treasurer of the corporation, and may be sealed with the seal of the corporation or a facsimile thereof.

         When the corporation is authorized to issue shares of more than one class, every certificate shall set forth upon the face or back of such certificate a statement of the designations, preferences, limitations and relative rights of the shares of each class authorized to be issued, as required by the laws of the Commonwealth of Massachusetts.

         Section 2. The signatures of the officers upon a certificate may be facsimile if the certificate is counter-signed by a transfer agent, or registered by a registrar, other than the corporation itself or an employee of the corporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issue.

                                LOST CERTIFICATES

         Section 3. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the corporation alleged to have been lost or destroyed. When authorizing such issue of a new certificate, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient, and may require such indemnities as it deems adequate, to protect the corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.

                               TRANSFER OF SHARES

         Section 4. Upon surrender to the corporation or the transfer agent of the corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto, and the old certificate cancelled and the transaction recorded upon the books of the corporation.


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                            CLOSING OF TRANSFER BOOKS

         Section 5. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders, or any adjournment thereof or entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period, but not to exceed, in any case, sixty days. If the stock transfer books shall be closed for a stated period, but not to exceed, in any case, sixty days. If the stock transfer books shall be closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than sixty days and, in case of a meeting of stockholders, not less than seven days prior to the date on which the particular action, requiring such determination of stockholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of stockholders, or stockholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this Section, such determination shall apply to any adjournment thereof.

                             REGISTERED STOCKHOLDERS

         Section 6. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the Commonwealth of Massachusetts.

                              LIST OF STOCKHOLDERS

         Section 7. The officer or agent having charge of the transfer books for shares shall make, at least seven days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order, with the address of each and the number of shares held by each, which list, for a period of seven days prior to such meeting,

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shall be kept open at the place where said election is to be held and shall be subject to inspection by any stockholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting. The original stock ledger or transfer books, or a duplicate thereof, shall be prima facie evidence as to who are the stockholders entitled to examine such list or stock ledger or transfer book or to vote at any meeting of the stockholders.

                                   ARTICLE XI

                               GENERAL PROVISIONS

         Section 1. Subject to the provisions of the articles of organization relating thereto, if any, dividends may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of the capital stock, subject to any provisions of the articles of organization.

         Section 2. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                     CHECKS

         Section 3. All checks or demands for money and notes of the corporation shall be signed by such officer or officers of such other person or persons as the Board of Directors may from time to time designate.

                                   FISCAL YEAR

         Section 4. The fiscal year of the corporation shall begin on the day following the last Saturday in January of each year and end on the last Saturday in January in the following year.

                                   ARTICLE XII

                                   AMENDMENTS

         Section 1. These by laws may be altered, amended or repealed, or new by laws may be adopted at any regular or special meeting of stockholders at which a quorum is present or

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represented, by the affirmative vote of a majority of the stock entitled to vote, provided notice of the proposed alteration, amendment or repeal be contained in the notice of such meeting.



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